EXHIBIT 99.1

INTELLIGENT SYSTEMS REPORTS FIRST QUARTER 2020 RESULTS

NORCROSS, Ga., May 05, 2020 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation [NYSE American: INS], the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter ended March 31, 2020.

“Our business continued to perform well, and quarterly results were in line with our expectations,” said Leland Strange, CEO of Intelligent Systems. “We achieved revenues of $7.9 million, representing a 13.3% increase over the prior year period. Professional services and processing and maintenance revenues drove all of our top-line growth as customers and accounts grew along with the number and value of services contracts completed during the quarter. License revenue reflects the $800,000 in the first quarter of 2019 as compared to none in the first quarter of this year, as expected.

“In these unprecedented times, our top priority is ensuring the health and safety of our employees while we continue to service our customer’s needs. We are closely monitoring the impact of COVID-19 and our thoughts are with the individuals and families whose lives have been affected by the spread of the virus. This pandemic quickly changed the global dynamic and has also impacted our customers. We are working with customers daily to meet the shifting needs in this environment. We have always maintained a lean, unique and nimble business model that has positioned us well to navigate the current conditions. Recently, in a matter of days, we successfully built out and modified the needed platform for a customer to assist the Federal Government in distributing the SBA loans. Being fast and agile is one of the benefits of the CoreCard platform and our experienced team so we are comfortable we can excel even in these challenging times.”

Mr. Strange continued, “As we look ahead, we expect processing services will grow for the year, but the trajectory will depend on economic activity returning to normal. We remain ready to adjust to any delays that could arise from third-party integration and approval processes from the ongoing pandemic. License revenue in 2020 is an unknown as several of our customers have put marketing plans on hold for expanding their card base, and due to the general slowness in the economy during these unusual times. We continue to pursue the actions needed to ensure Intelligent Systems can service and exceed customer expectations well into the future.”

Financial Highlights for the three months ended March 31, 2020

Total revenues of $7,893,000 and $6,966,000 for the three-month periods ended March 31, 2020 and 2019, respectively. Growth represented 13.3% for the first quarter of 2020 compared to the same period in 2019. The first quarter of 2019 benefitted from the timing of a professional services agreement with a European customer that did not recur in the first quarter of 2020.

In the following table, revenue is disaggregated by type of revenue for the three months ended March 31, 2020 and 2019:

Three months ended March 31, (in thousands)	2020	2019
License	$--	$800
Professional services	5,279	3,964
Processing and maintenance	2,194	1,811
Third party	420	391
Total	$7,893	$6,966

Income from operations was $2,379,000 for the first quarter compared to income from operations of $2,605,000 in the comparable prior year quarter.

Net income was $1,047,000 for the first quarter compared to net income of $2,072,000 in the comparable prior year quarter. Lower net income was driven by recorded investment losses of $1,050,000 compared to investment income of $24,000 in the comparable prior year quarter. The 2020 investment losses primarily relate to impairment charges on investments resulting from the economic downturn caused by the COVID-19 pandemic.

Earnings per diluted share was $0.12 for the first quarter compared to $0.23 in the comparable prior year quarter, including a $0.11 negative impact from impairment charges previously noted.

Investor Conference Call Today

The company is holding an investor conference call today, May 5, 2020, at 11 A.M. Eastern Standard Time. Interested investors are invited to attend the conference call by dialing (855) 766-6518 and entering conference ID 3282539.  As part of the conference call Intelligent Systems will be conducting a question and answer session where participants are invited to email their questions to fax@intelsys.com prior to the call. A transcript of the call will be posted on the company’s website at www.intelsys.com as soon as available after the call.

The company will file its Form 10-Q for the period ended March 31, 2020 with the Securities and Exchange Commission today. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation
For over thirty-five years, Intelligent Systems Corporation [NYSE American: INS] has identified, created, operated and grown technology companies. The company’s principal operations are CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard provides prepaid and credit card processing services using its proprietary software solutions that it also licenses to others. CoreCard has designed and developed a comprehensive suite of software solutions that corporations, financial institutions, retailers and processors use to manage credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions. CoreCard's flexible and proven processing platform is being utilized in many countries in addition to the United States including Australia, Canada, China, the United Arab Emirates, France, Italy, Mexico, New Zealand, Singapore, South Africa and the United Kingdom. Further information is available on the company’s website at www.intelsys.com or by calling the company at 770-381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, the impact of new or changes in current laws, regulations or other industry standards, risks relating to unauthorized access to confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

Intelligent Systems Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenue
Services	$ 7,893	$ 6,166
Products	‒	800
Total net revenue	7,893	6,966
Cost of revenue
Services	3,506	2,534
Products	‒	‒
Total cost of revenue	3,506	2,534
Expenses
Marketing	32	38
General and administrative	1,058	594
Research and development	918	1,195
Income from operations	2,379	2,605
Investment (loss) income	(1,050)	24
Other income, net	136	102
Income before income taxes	1,465	2,731
Income taxes	418	659
Net income	$ 1,047	$ 2,072
Earnings per share attributable to Intelligent Systems Corporation:
Basic	$ 0.12	$ 0.23
Diluted	$ 0.12	$ 0.23
Basic weighted average common shares outstanding	8,924,988	8,841,321
Diluted weighted average common shares outstanding	9,021,754	8,990,438

Intelligent Systems Corporation
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

As of	March 31, 2020	December 31, 2019
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$ 30,538	$ 26,415
Accounts receivable, net	8,083	8,759
Other current assets	979	905
Total current assets	39,600	36,079
Investments	2,290	3,081
Notes and interest receivable, net of current portion	2,568	1,795
Property and equipment, at cost less accumulated depreciation	2,414	2,177
Other long-term assets	3,428	1,108
Total assets	$ 50,300	$ 44,240
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 372	$ 403
Deferred revenue, current portion	4,111	689
Accrued payroll	1,412	2,503
Accrued expenses	293	153
Income tax payable	1,440	1,100
Other current liabilities	1,783	1,345
Total current liabilities	9,411	6,193
Noncurrent liabilities:
Deferred revenue, net of current portion	15	23
Deferred tax liability	275	275
Long-term lease obligation	2,232	460
Total noncurrent liabilities	2,522	758
Intelligent Systems Corporation stockholders’ equity:
Common stock, $0.01 par value, 20,000,000 shares authorized, 8,924,988
issued and outstanding at March 31, 2020 and December 31, 2019, respectively	89	89
Additional paid-in capital	15,512	15,450
Accumulated other comprehensive loss	(125)	(94)
Accumulated income	22,891	21,844
Total Intelligent Systems Corporation stockholders’ equity	38,367	37,289
Total liabilities and stockholders’ equity	$ 50,300	$ 44,240

For further information, call
Matt White, 770-564-5504 or
email to matt@intelsys.com